UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2021 (August 2, 2021)

Victoria’s Secret & Co.

(Exact name of registrant as specified in charter)

Delaware	001-40515	86-3167653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Limited Parkway East
Reynoldsburg, OH 43068
(Address of principal executive offices)

(614) 577-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	VSCO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Completion of Separation of Victoria’s Secret from Bath & Body Works

On August 2, 2021 (the “Distribution Date”), after the New York Stock Exchange market closing, the previously-announced separation (the “Separation”) of Victoria’s Secret & Co. (“Victoria’s Secret”) from Bath & Body Works, Inc. (formerly known as L Brands, Inc.) (“Bath & Body Works”) was completed. The separation of Victoria’s Secret, which comprises Victoria’s Secret Lingerie, PINK and Victoria’s Secret Beauty (the “Spin Business”), was achieved through Bath & Body Works’ distribution (the “Distribution”) of 100% of the shares of Victoria’s Secret common stock to holders of Bath & Body Works common stock as of the close of business on the record date of July 22, 2021 (the “Record Date”). Bath & Body Works stockholders of record received one share of Victoria’s Secret common stock for every three shares of Bath & Body Works common stock. Following the Distribution, Victoria’s Secret became an independent, publicly-traded company with its common stock listed under the symbol “VSCO” on the New York Stock Exchange, and Bath & Body Works retains no ownership interest in Victoria’s Secret.

In connection with the Separation, Victoria’s Secret entered into several agreements with Bath & Body Works on August 2, 2021 that, among other things, effect the Separation and provide a framework for its relationship with Bath & Body Works after the Separation, including the following agreements:

●	A Separation and Distribution Agreement;

●	A Tax Matters Agreement;

●	An L Brands to VS Transition Services Agreement;

●	A VS to L Brands Transition Services Agreement;

●	An Employee Matters Agreement; and

●	A Domestic Transportation Services Agreement.

Separation and Distribution Agreement

The Separation and Distribution Agreement governs the overall terms of the Separation. Generally, the Separation and Distribution Agreement includes Bath & Body Works’ and Victoria’s Secret’s agreements relating to the restructuring steps taken to complete the Separation, including the assets and rights transferred, liabilities assumed and related matters.

The Separation and Distribution Agreement provides for Bath & Body Works and Victoria’s Secret to transfer specified assets between the companies that operate the Spin Business after the Distribution, on the one hand, and Bath & Body Works’ remaining businesses, on the other hand. The Separation and Distribution Agreement requires Bath & Body Works and Victoria’s Secret to use commercially reasonable efforts to obtain consents, approvals and amendments required to assign the assets and liabilities transferred pursuant to the Separation and Distribution Agreement.

Unless otherwise provided in the Separation and Distribution Agreement or any of the related ancillary agreements, all assets were transferred on an “as is, where is” basis. Generally, if the transfer of any assets or any claim or right or benefit arising thereunder required a consent that was not obtained before the Distribution, or if the transfer or assignment of any such asset or such claim or right or benefit arising thereunder was ineffective, adversely affected the rights of the transferor thereunder or was in violation of any applicable law, the party retaining any asset that otherwise would have been transferred shall hold such asset in trust for the use and benefit of the party entitled thereto and retain such liability for the account of the party by whom such liability is to be assumed, and take such other action in order to place such party, insofar as reasonably possible, in the same position as would have existed had such asset or liability been transferred prior to the Distribution.

In addition, Victoria’s Secret also grants and receives licenses under certain intellectual property in connection with the Separation and Distribution Agreement, which generally provides Victoria’s Secret and Bath & Body Works the freedom to continue operating their respective businesses following the Distribution, including as follows:

●
Victoria’s Secret grants Bath & Body Works a non-exclusive, worldwide, perpetual, irrevocable, fully paid-up and royalty-free license to certain intellectual property transferred to Victoria’s Secret in connection with the Separation but used by Bath & Body Works in its business as of the Distribution in order for Bath & Body Works to continue operating its business.

●
Victoria’s Secret receives from Bath & Body Works a non-exclusive, worldwide, perpetual, irrevocable, fully paid-up and royalty-free license to certain intellectual property retained by Bath & Body Works but used in the Spin Business as of the Distribution in order for Victoria’s Secret to continue operating the Spin Business.

In addition, the Separation and Distribution Agreement governs the treatment of indemnification, insurance and litigation responsibility and management. Generally, the Separation and Distribution Agreement provides for uncapped cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of the Spin Business with Victoria’s Secret and financial responsibility for the obligations and liabilities of Bath & Body Works’ retained businesses with Bath & Body Works. The Separation and Distribution Agreement also establishes procedures for handling claims subject to indemnification and related matters.

Tax Matters Agreement

The Tax Matters Agreement governs the parties’ respective rights, responsibilities and obligations with respect to taxes, including taxes arising in the ordinary course of business, and taxes, if any, incurred as a result of the failure of the Distribution (and certain related transactions) to qualify for tax-free treatment for U.S. federal income tax purposes. The Tax Matters Agreement also sets forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests and assistance and cooperation on tax matters.

In general, the Tax Matters Agreement governs the rights and obligations that Victoria’s Secret and Bath & Body Works have after the Separation with respect to taxes for both pre- and post-closing periods. Under the Tax Matters Agreement, Bath & Body Works is generally responsible for all of Victoria’s Secret’s pre-closing taxes that are reported on combined tax returns with Bath & Body Works or any of its affiliates, all of Victoria’s Secret’s pre-closing income taxes that are reported on tax returns that include only Victoria’s Secret and/or Victoria’s Secret subsidiaries (“separate tax returns”) for taxable years that end before the Separation and all of Victoria’s Secret pre-closing non-income taxes that are reported on separate tax returns. Victoria’s Secret is generally responsible for all other taxes that are reported on separate tax returns.

In the Tax Matters Agreement, Victoria’s Secret also agreed to certain covenants that contain restrictions intended to preserve the tax-free treatment of the Distribution. Victoria’s Secret may take certain actions prohibited by these covenants only if Victoria’s Secret obtains and provides to Bath & Body Works a ruling from the Internal Revenue Service or an opinion from a tax adviser acceptable to Bath & Body Works in its sole discretion, in each case, to the effect that such action will not jeopardize the tax-free treatment of these transactions, or if Victoria’s Secret obtains prior written consent of Bath & Body Works, in its sole and absolute discretion, waiving such requirement. Victoria’s Secret will be barred from taking any action, or failing to take any action, where such action or failure to act adversely affects or could reasonably be expected to adversely affect the tax-free treatment of the Distribution, for all relevant time periods. In addition, these covenants will include specific restrictions on Victoria’s Secret:

●	Discontinuing the active conduct of Victoria’s Secret’s trade or business;

●	Issuance or sale of stock or other securities (including securities convertible into Victoria’s Secret stock but excluding certain compensatory arrangements);

●	Amending Victoria’s Secret’s certificate of incorporation (or other organizational documents) or take any other action, whether through a stockholder vote or otherwise, affecting the voting rights of Victoria’s Secret’s common stock; and

●	Entering into certain corporate transactions that could jeopardize the tax-free treatment of the Distribution.

Victoria’s Secret generally agreed to indemnify Bath & Body Works against any and all tax-related liabilities incurred by them relating to the Distribution to the extent caused by any action undertaken by Victoria’s Secret. The indemnification will apply even if Bath & Body Works has permitted Victoria’s Secret to take an action that would otherwise have been prohibited under the tax-related covenants described above.

L Brands to VS Transition Services Agreement

The L Brands to VS Transition Services Agreement sets forth the terms on which Bath & Body Works provides to Victoria’s Secret, on a transitional basis, certain services or functions that the companies historically have shared. The transition services include various services or functions, many of which currently use a shared technology platform, including human resources, payroll, certain logistics functions and information technology services, generally for a period of up to two years following the Distribution for all such services other than information technology services, which will be provided for a period of up to three years following the Distribution, but may be extended for a maximum of two additional one-year periods subject to increased administrative charges. Compensation for the transition services will be determined using several billing methodologies which are described in the agreement, including customary billing, pass-through billing, percent of sales billing or fixed fee billing. The L Brands to VS Transition Services Agreement provides that Victoria’s Secret may, subject to certain conditions, terminate any or all of the services, or any part of a service, upon 60 days’ prior written notice to Bath & Body Works. Bath & Body Works may, subject to certain conditions, terminate a service if the performance of such service subjects Bath & Body Works to a reasonable risk of violating applicable law or would reasonably be expected to materially and adversely affect Bath & Body Works’ business, in each case upon providing Victoria’s Secret with reasonable prior written notice. Victoria’s Secret indemnifies Bath & Body Works from liabilities for claims arising from the L Brands to VS Transition Services Agreement, including Bath & Body Works’ provision of the services, Victoria’s Secret’s use of the services or breach of the agreement, or from Victoria’s Secret’s gross negligence, fraud or willful misconduct. Bath & Body Works indemnifies Victoria’s Secret from liabilities for claims arising from Bath & Body Works’ breach of the agreement or from Bath & Body Works’ gross negligence, fraud or willful misconduct. Subject to certain customary exceptions, Bath & Body Works’ maximum aggregate liability under the L Brands to VS Transition Services Agreement is limited to the fees actually received by Bath & Body Works under the agreement, provided that, for liabilities related to data privacy, cybersecurity or similar matters, if Bath & Body Works is able to recover a greater amount from its third-party service providers, it will pass through such excess recovery to Victoria’s Secret on a pro-rata basis.

VS to L Brands Transition Services Agreement

The VS to L Brands Transition Services Agreement sets forth the terms on which Victoria’s Secret provides to Bath & Body Works, on a transitional basis, certain services or functions transferred to Victoria’s Secret in connection with the Separation that the companies have historically shared. The transition services include various services or functions, including information technology, certain logistics functions, customer marketing and customer call center services, generally for a period of up to two years following the Distribution for all such services other than information technology and internal audit services, which will be provided for a period of up to three years following the Distribution, but, in the case of information technology services, may be extended for a maximum of two additional one-year periods subject to increased administrative charges. Compensation for the transition services will be determined using several billing methodologies which are described in the agreement, including customary billing, pass-through billing, percent of sales billing or fixed fee billing. The VS to L Brands Transition Services Agreement provides that Bath & Body Works may, subject to certain conditions, terminate any or all of the services, or any part of a service, upon 60 days’ prior written notice to Victoria’s Secret. Victoria’s Secret may, subject to certain conditions, terminate a service if the performance of such service subjects Victoria’s Secret to a reasonable risk of violating applicable law or would reasonably be expected to materially and adversely affect the Spin Business, in each case upon providing Bath & Body Works with reasonable prior written notice. Bath & Body Works indemnifies Victoria’s Secret from liabilities for claims arising from the VS to L Brands Transition Services Agreement, including Victoria’s Secret’s provision of the services, Bath & Body Works’ use of the services or breach of the agreement, or from Bath & Body Works’ gross negligence, fraud or willful misconduct. Victoria’s Secret indemnifies Bath & Body Works from liabilities for claims arising from Victoria’s Secret’s breach of the agreement or from Victoria’s Secret’s gross negligence, fraud or willful misconduct. Subject to certain customary exceptions, Victoria’s Secret’s maximum aggregate liability under the VS to L Brands Transition Services Agreement is limited to the fees actually received by Victoria’s Secret under the agreement, provided that, for liabilities related to data privacy, cybersecurity or similar matters, if Victoria’s Secret is able to recover a greater amount from its third-party service providers, it will pass through such excess recovery to Bath & Body Works on a pro-rata basis.

Employee Matters Agreement

The Employee Matters Agreement governs each company’s respective compensation and benefit obligations with respect to current and former employees, directors and consultants. The Employee Matters Agreement sets forth general principles relating to employee matters in connection with the Separation, such as the assignment of employees, the assumption and retention of liabilities and related assets, expense reimbursements, workers’ compensation, leaves of absence, the provision of comparable benefits, employee service credit, the sharing of employee information and duplication or acceleration of benefits.

The Employee Matters Agreement generally allocates liabilities and responsibilities relating to employment, compensation and benefits-related matters, with (i) Bath & Body Works generally retaining liabilities (both pre- and post-Distribution) and responsibilities with respect to (a) Bath & Body Works employees and participants who will remain with (or who will otherwise transfer to) Bath & Body Works and former employees who were last actively employed by Bath & Body Works primarily in its business and (b) benefit plans and programs sponsored by Bath & Body Works and (ii) Victoria’s Secret generally assuming liabilities (both pre- and post-Distribution) and responsibilities with respect to (a) employees and participants who will transfer with Victoria’s Secret in connection with the Separation and former employees who were last actively employed primarily in the Spin Business and (b) benefit plans and programs sponsored by Victoria’s Secret. The Employee Matters Agreement provides that, following the Distribution, Victoria’s Secret active employees generally will no longer participate in benefit plans sponsored or maintained by Bath & Body Works and will commence participation in Victoria’s Secret benefit plans, subject to the terms of the L Brands to VS Transition Services Agreement.

In addition, during the 24-month period following the Separation (or, for employees providing transition services under the L Brands to VS Transition Services Agreement or the VS to L Brands Transition Services Agreement, as applicable, through the date on which the applicable transition service period ends, if later), each of Bath & Body Works and Victoria’s Secret will be subject to mutual nonsolicit and no-hire restrictions, subject to certain exceptions set forth in the Employee Matters Agreement.

Effective on or prior to the Distribution, except as otherwise expressly provided in the Employee Matters Agreement, the L Brands to VS Transition Services Agreement or otherwise agreed between Bath & Body Works and Victoria’s Secret, to the extent not already employed by Victoria’s Secret or one of its applicable subsidiaries, the employment of each Victoria’s Secret employee has been transferred to Victoria’s Secret or one of its applicable subsidiaries, and Victoria’s Secret or one of its subsidiaries will generally assume responsibility for any individual employment, retention, severance or similar agreements applicable to such Victoria’s Secret employee. Any employees who transfer to Victoria’s Secret following the Distribution Date (including in connection with any transition services) will be deemed a Victoria’s Secret employee as of the date of such transfer, and any employees who transfer from Victoria’s Secret to Bath & Body Works following the Distribution (including in connection with any transition services) will be deemed a Bath & Body Works employee as of the date of such transfer.

Each Victoria’s Secret employee participating in a cash bonus plan maintained by Bath & Body Works in respect of the spring 2021 performance period will remain eligible to receive such cash bonus award, subject to the terms of the applicable bonus plan and actual achievement of applicable performance goals determined as of the end of the performance period. The actual spring 2021 cash bonuses payable to Victoria’s Secret employees will be paid by Victoria’s Secret in accordance with the terms of the applicable Bath & Body Works cash bonus plan, and Bath & Body Works will reimburse Victoria’s Secret for the aggregate cost of the Spring 2021 bonuses paid by Victoria’s Secret to Victoria’s Secret employees.

The Employee Matters Agreement also sets forth the treatment of any outstanding equity awards. Specifically, in connection with the Separation, (i) outstanding Bath & Body Works’ equity awards held by individuals who will continue to be employed by or provide services to Bath & Body Works’ as well as former Victoria’s Secret employees will be equitably adjusted to reflect the difference in the value of Bath & Body Works’ common stock before and after the Distribution in a manner that is intended to preserve the overall intrinsic value of the awards by taking into account the relative value of Bath & Body Works’ common stock before and after the Distribution, and (ii) outstanding Bath & Body Works’ equity awards held by individuals who are then-currently employed by or otherwise providing services to Victoria’s Secret, or whose employment or engagement will be transferred to Victoria’s Secret in connection with and prior to the Separation, will be converted into equity awards that will be settled in shares of Victoria’s Secret common stock in a manner intended to equitably preserve the overall intrinsic value of the converted equity awards by taking into account the relative value of Bath & Body Works’ common stock before the Distribution and the value of Victoria’s Secret common stock after the Distribution.

In addition, any Bath & Body Works’ equity awards held by employees who are intended to transfer to Victoria’s Secret following the Distribution Date (including in connection with any transition services) will be treated in the same manner as other Bath & Body Works’ employees on the Distribution Date, as described above. Upon the transfer of their employment to Victoria’s Secret following the Distribution Date, Victoria’s Secret will be required to grant such employees Victoria’s Secret equity awards to replace any Bath & Body Works’ equity awards forfeited by such employees in connection with the transfer of their employment. These replacement Victoria’s Secret equity awards will have a value intended to equal the intrinsic value of the applicable forfeited Bath & Body Works’ equity awards, determined in the manner set forth in the Employee Matters Agreement. Any Victoria’s Secret equity awards held by employees who are intended to transfer to Bath & Body Works following the Distribution Date (including in connection with any transition services) will be forfeited. Upon the transfer of their employment to Bath & Body Works following the Distribution Date, Bath & Body Works will be required to grant such employees Bath & Body Works equity awards to replace any Victoria’s Secret equity awards forfeited by such employees in connection with the transfer of their employment. These replacement Bath & Body Works’ equity awards will have a value intended to equal the intrinsic value of the applicable forfeited Victoria’s Secret equity awards, determined in the manner set forth in the Employee Matters Agreement.

The Employee Matters Agreement also provides that (i) the Distribution does not constitute a change in control under Bath & Body Works’ or Victoria’s Secret’s plans, programs, agreements or arrangements and (ii) the Distribution and the assignment, transfer or continuation of the employment of employees with another entity will not constitute a severance event under applicable plans, programs, agreements or arrangements.

Domestic Transportation Services Agreement

The Domestic Transportation Services Agreement provides that Bath & Body Works’ subsidiary will continue to provide transportation services for certain personal care and apparel merchandise of the Spin Business in the United States and Canada for an initial term of three years following the Distribution, which term will thereafter continuously renew unless and until Victoria’s Secret or Bath & Body Works’ subsidiary elect to terminate the arrangement upon 18 or 36 months’ prior written notice, respectively. Compensation for the transportation services will be determined using customary billing and fixed fee billing methodologies, which are described in the agreement, and will be subject to an administrative charge. Bath & Body Works’ subsidiary indemnifies Victoria’s Secret from liabilities for claims arising from such subsidiary’s breach of the agreement, such subsidiary’s violation of applicable law or such subsidiary’s gross negligence, fraud or willful misconduct. Victoria’s Secret indemnifies Bath & Body Works’ subsidiary from liabilities for claims arising from Victoria’s Secret’s use of the services or breach of the agreement, the merchandise of the Spin Business subject to the agreement, Victoria’s Secret’s violation of applicable law or Victoria’s Secret’s gross negligence, fraud or willful misconduct. Subject to certain customary exceptions, the maximum aggregate liability of each of Victoria’s Secret and Bath & Body Works’ subsidiary under the Domestic Transportation Services Agreement in any calendar year is limited to $7,500,000. Bath & Body Works’ subsidiary’s maximum liability for lost, damaged, destroyed or stolen Victoria’s Secret products under the agreement is $250,000 per occurrence, provided that if Bath & Body Works’ subsidiary recovers a greater amount under its third-party service provider contracts, it will pass through such excess recovery to Victoria’s Secret, or $5,000,000 per calendar year.

Other Agreements

Victoria’s Secret also entered into certain other commercial arrangements with Bath & Body Works in connection with the Separation. These commercial arrangements include a campus security and emergency operations services agreement pursuant to which Victoria’s Secret or a subsidiary thereof continues to provide campus security and emergency operations services for Bath & Body Works for an initial term of three years following the Distribution, which term will thereafter continuously renew unless and until Victoria’s Secret or Bath & Body Works elect to terminate the arrangement upon 12 months’ prior notice. In addition, Victoria’s Secret and Bath & Body Works entered into agreements relating to the ownership, management, maintenance, support and use of certain shared aircraft, pursuant to which Bath & Body Works operates the aircraft and allocates to the Spin Business its share of the operating costs. Victoria’s Secret and Bath & Body Works also entered into an agreement pursuant to which Bath & Body Works leases to Victoria’s Secret a portion of one of Bath & Body Works’ distribution centers and an agreement pursuant to which Bath & Body Works grants Victoria’s Secret a limited, non-exclusive, royalty-bearing license to use certain Bath & Body Works formulas relating to certain candle bases in certain Victoria’s Secret candle products for up to two years following the Distribution. These agreements modify historical intercompany arrangements, and Victoria’s Secret does not believe such commercial arrangements are material.

Credit Agreements

In connection with the Separation, Victoria’s Secret has entered into a term loan B credit agreement for the Term Loan B Facility (as defined below) and an asset-backed revolving credit agreement for the ABL Facility (as defined below).

Term Loan B Facility

On August 2, 2021, Victoria’s Secret entered into a term loan B credit facility in an aggregate principal amount of $400,000,000 (the “Term Loan B Facility”), which will mature seven years from the closing date thereof. Interest on the loans under the Term Loan B Facility will be calculated by reference to the LIBOR or an alternative base rate, plus an interest rate margin equal to (x) in the case of LIBOR loans, 3.25% and (y) in the case of alternate base rate loans, 2.25%. The LIBOR rate applicable to the Term Loan B Facility will be subject to a floor of 0.50%.

The Term Loan B Facility provides that Victoria’s Secret has the right at any time, subject to customary conditions, to request incremental term loans in an aggregate principal amount of (i) up to the greater of (x) $1,000 million and (y) 100% of Consolidated EBITDA for the preceding four fiscal quarters of Victoria’s Secret and (ii) an amount such that Victoria’s Secret’s senior first lien net leverage ratio would not exceed 1.50:1.00. The lenders under the Term Loan B Facility are not under any obligation to provide any such incremental loans or commitments.

The Term Loan B Facility contains customary mandatory prepayments, including with a portion of its excess cash flow, a portion of the proceeds of certain asset sales and proceeds of certain incurrences of indebtedness. Victoria’s Secret may voluntarily repay outstanding loans under the Term Loan B Facility at any time without premium or penalty, other than customary breakage costs with respect to LIBOR loans; provided, however, that a 1.00% premium shall be payable in connection with any repricing transaction in respect of the Term Loan B Facility occurring on or prior to the six-month anniversary of the closing of the Term Loan B Facility.

The Term Loan B Facility will amortize in equal quarterly installments in an aggregate annual amount equal to 1.00% of the original principal amount thereof, with the balance being payable on the date that is seven years after the closing of the Term Loan B Facility.

Victoria’s Secret’s obligations under the Term Loan B Facility (collectively, “Term Loan Obligations”) are guaranteed (the “Term Loan Guarantees”) by Victoria’s Secret’s existing and future wholly-owned domestic material subsidiaries, subject to customary exceptions (in such capacity, the “Term Loan Guarantors”). The Term Loan Obligations are secured by first priority liens on the Non-ABL Priority Collateral (as defined below) and second-priority liens on the ABL Priority Collateral (as defined below), other than real estate. The Term Loan Guarantees and security interests in the assets of a Term Loan Guarantor may be released where such Term Loan Guarantor ceases to be a restricted subsidiary of Victoria’s Secret pursuant to a transaction permitted under the Term Loan B Facility. The Term Loan B Facility contains various covenants, including those that restrict Victoria’s Secret’s ability and the ability of its restricted subsidiaries to incur certain indebtedness or to grant certain liens on their respective property or assets.

ABL Facility

On August 2, 2021, Victoria’s Secret entered into a senior secured asset-based revolving credit facility (the “ABL Facility” and, together with the Term Loan B Facility, the “Credit Facilities”). Borrowings under the ABL Facility will mature, and lending commitments thereunder will terminate, five years after the closing date of the ABL Facility. The ABL Facility allows Victoria’s Secret to borrow and obtain, subject to a letter of credit sublimit, letters of credit in U.S. dollars or Canadian dollars in amounts available to be drawn from time to time equal to the lesser of (i) the borrowing base, which equals the sum of 95.0% of eligible credit card receivables, 85.0% of eligible accounts receivable, 90.0% of the net orderly liquidation value of eligible inventory and 50.0% of eligible real property (up to the lesser of (x) $150 million and (y) 25.0% of the borrowing base), subject, in each case, to customary eligibility criteria and reserves established by the collateral agent under the ABL Facility from time to time, and (ii) the aggregate revolving credit commitments, which were $750,000,000 as of the closing date. Interest on the loans under the ABL Facility will be calculated by reference to (x) LIBOR or an alternative base rate and (y) in the case of loans denominated in Canadian dollars, Canadian Dollar Offered Rate (“CDOR”) or a Canadian base rate, plus an interest rate margin based on average daily excess availability ranging from (i) in the case of LIBOR and CDOR loans, 1.50% to 2.00% and (ii) in the case of alternate base rate loans and Canadian base rate loans, 0.50% to 1.00%. Unused commitments under the ABL Facility will accrue an unused commitment fee ranging from 0.25% to 0.30%.

Victoria’s Secret’s obligations under the ABL Facility (as well as any obligation of Victoria’s Secret or any ABL Guarantor (as defined below) in respect of hedging arrangements, cash management arrangements, open account agreements (subject to a cap) and certain separate letters of credit (subject to a cap), in each case, with any of the lenders thereunder or their respective affiliates) (collectively, the “ABL Obligations”) are guaranteed (the “ABL Guarantees”) by Victoria’s Secret’s existing and future domestic and Canadian wholly-owned material consolidated subsidiaries, subject to customary exceptions (the “ABL Guarantors”). The ABL Obligations are secured by first priority liens on, among other things, credit card receivables, accounts receivable, deposit accounts, inventory and, at Victoria’s Secret’s election, real property (collectively, the “ABL Priority Collateral”), and second-priority liens on substantially all other assets of Victoria’s Secret and the ABL Guarantors, including intellectual property, but subject to customary exceptions (collectively, the “Non-ABL Priority Collateral”). The ABL Guarantees and security interests in the assets of an ABL Guarantor may be released where such ABL Guarantor ceases to be a consolidated subsidiary of Victoria’s Secret pursuant to a transaction permitted under the ABL Facility.

The ABL Facility contains various covenants, including those that restrict Victoria’s Secret’s ability and the ability of its consolidated subsidiaries to incur certain indebtedness or to grant certain liens on their respective property or assets. The ABL Facility includes a financial maintenance covenant that requires Victoria’s Secret to maintain a 1.00:1.00 consolidated EBITDAR to consolidated fixed charges ratio that is tested during the continuation of any specified event of default or any period (i) commencing on any day when specified excess availability is less than the greater of (x) $70 million and (y) 10.0% of the maximum borrowing amount and (ii) ending after specified excess availability has been greater than the amount set forth in clause (i) above for 30 consecutive calendar days.

The ABL Facility was undrawn at the Separation. As of July 3, 2021, on an as adjusted basis to give effect to (i) the Separation, (ii) the issuance of the 4.625% senior notes due 2029, (iii) the establishment of the Credit Facilities and the incurrence of $400 million in new indebtedness under the Term Loan B Facility and (iv) the LB Cash Payment, Victoria’s Secret estimates that it would have had a borrowing base of approximately $488 million and availability under the ABL Facility of $449 million, after considering letters of credit of $39 million.

The foregoing descriptions are summaries of the material terms of these agreements and are not complete and are subject to, and qualified in their entirety by, the complete text of these agreements which are filed with this Current Report on Form 8-K as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, each of which is incorporated by reference in this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On the Distribution Date, Bath & Body Works completed the previously-announced separation of Victoria’s Secret. Effective as of 11:59 p.m. Eastern Time on the Distribution Date, the common stock of Victoria’s Secret was distributed, on a pro rata basis, to Bath & Body Works’ stockholders of record as of the close of business on the Record Date. On the Distribution Date, each of the stockholders of Bath & Body Works received one share of Victoria’s Secret common stock for every three shares of Bath & Body Works’ common stock held by such stockholder on the Record Date. Fractional shares of Victoria’s Secret common stock were not delivered in the Distribution. Any fractional share of Victoria’s Secret common stock otherwise issuable to a Bath & Body Works stockholder was sold in the open market on such stockholder’s behalf, and such stockholder will receive a cash payment for the fractional share based on the stockholder’s pro rata portion of the net cash proceeds from sales of all fractional shares.

The Separation was completed pursuant to the Separation and Distribution Agreement. The description of the Separation included under Item 1.01 of this Current Report on Form 8-K and the Separation and Distribution Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K are incorporated by reference in this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K related to the Credit Agreements, including the information set forth under the subheading “Credit Agreements,” is incorporated by reference in this Item 2.03.

In July 2021, Victoria’s Secret completed the previously announced issuance and sale of $600 million aggregate principal amount of its 4.625% senior notes due 2025 (the “Notes”) pursuant to an Indenture dated July 15, 2021 (the “Indenture”) between Victoria’s Secret and U.S. Bank National Association, as trustee (the “Trustee”). The proceeds of the Notes were deposited at issuance into escrow for the benefit of the holders of the Notes. In connection with the completion of the Separation, on August 2, 2021, Victoria’s Secret, certain subsidiaries of Victoria’s Secret (the “Guarantors”) and the Trustee entered into a supplemental indenture (the “Supplemental Indenture”), which amended and supplemented the Indenture to add the Guarantors as guarantors of the Notes, and the proceeds were released from escrow to Victoria’s Secret. The foregoing description is not complete and is subject to, and qualified in its entirety by reference to the complete text of the Indenture, attached as Exhibit 4.1 hereto, and the Supplemental Indenture, attached as Exhibit 4.2 hereto, each of which is incorporated by reference in this Item 2.03. Victoria’s Secret used the net proceeds from the Notes together with the net proceeds from the Term Loan B Facility to fund a cash payment to Bath & Body Works in connection with the Separation and to pay offering fees and expenses.

Item 5.01. Changes in Control of Registrant.

Victoria’s Secret was a wholly-owned subsidiary of Bath & Body Works immediately prior to the Distribution. On August 2, 2021, Bath & Body Works completed the Distribution of 100% of the outstanding capital stock of Victoria’s Secret to holders of Bath & Body Works common stock on the Record Date. Bath & Body Works holders of record received one share of Victoria’s Secret common stock for every three shares of Bath & Body Works common stock. Following completion of the Distribution, Victoria’s Secret became an independent, publicly-traded company, and Bath & Body Works retains no ownership interest in Victoria’s Secret. The description of the Separation included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

Effective as of 11:59 p.m. Eastern Time on August 2, 2021, Timothy Faber and Michael Wu (collectively, the “Resigning Directors”) resigned from the Board of Directors (the “Board”) of Victoria’s Secret. The Resigning Directors’ resignation from the Board was not due to any disagreement with Victoria’s Secret relating to the operations, practices or policies of Victoria’s Secret.

Appointment of Directors and Officers

Effective as of 11:59 p.m. Eastern Time on August 2, 2021, Martin Waters, Irene Chang Britt, Jacqueline Hernandez, Donna A. James, Lauren B. Peters and Anne Sheehan were appointed as directors of Victoria’s Secret. Donna A. James was appointed Chair of the Board effective as of 11:59 p.m. Eastern Time on August 2, 2021. Sarah Davis, who had been appointed to the Board effective July 16, 2021, continues to serve as a director of Victoria’s Secret following the Distribution.

The Information Statement of Victoria’s Secret & Co. included as an exhibit to the Registration Statement on Form 10 filed with the Securities and Exchange Commission on July 9, 2021 (the “Information Statement”) under the section entitled “Management” contains the biographical information about and compensation information for the newly appointed directors. Such information is incorporated by reference in this Item 5.02. There are no arrangements or understandings between any of the directors named above and any other person pursuant to which such director was appointed to the Board. There are no other relationships between the directors named above and Victoria’s Secret that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with their joining the Board, in addition to Ms. Davis who had previously already been appointed as a member and the Chair of the Audit Committee, certain other directors of Victoria’s Secret were appointed to the Audit, Human Capital and Compensation, and Nominating and Governance Committees of the Board (the “Committees”) effective as of 11:59 p.m. Eastern Time on August 2, 2021. The current composition of the Committees is as follows:

●	the Audit Committee consists of Donna A. James, Irene Chang Britt, Sarah Davis and Lauren B. Peters, with Ms. Davis serving as the Chair of the Audit Committee;

●	the Human Capital and Compensation Committee consists of Irene Chang Britt, Jacqueline Hernandez, Lauren B. Peters and Anne Sheehan, with Ms. Britt serving as Chair of the Human Capital and Compensation Committee; and

●	the Nominating and Governance Committee consists of Donna A. James, Sarah Davis, Jacqueline Hernandez and Anne Sheehan, with Ms. Sheehan serving as Chair of the Nominating and Governance Committee.

In addition, effective as of 11:59 p.m. Eastern Time on August 2, 2021, Amy Hauk was appointed to serve as the Chief Executive Officer of PINK, Gregory Unis was appointed to serve as the Chief Executive Officer of Victoria’s Secret Beauty and Dein Boyle was appointed to serve as the Chief Operating Officer of Victoria’s Secret. Martin Waters, Chief Executive Officer of Victoria’s Secret, and Timothy Johnson, Chief Financial Officer of Victoria’s Secret, who had been appointed to their respective positions effective July 16, 2021, continue to serve as Chief Executive Officer and Chief Financial Officer, respectively, of Victoria’s Secret following the Distribution.

The Information Statement under the sections entitled “Management” and “Compensation Discussion and Analysis” contains the biographical information about and compensation information for the newly appointed officers, respectively. Such information is incorporated by reference in this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the completion of the Separation, on August 2, 2021, Victoria’s Secret’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws became effective. A summary of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws is included in the Information Statement under the heading “Description of Capital Stock,” which is incorporated by reference in this Item 5.03.

The foregoing descriptions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are summaries of their material terms and are not complete and are subject to, and qualified in their entirety by, the complete text of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws which are filed with this Current Report on Form 8-K as Exhibits 3.1 and 3.2, each of which is incorporated by reference in this Item 5.03.

Item 8.01. Other Events.

On August 3, 2021, Victoria’s Secret issued a press release announcing the completion of the Separation. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1 3.1 3.2

Separation and Distribution Agreement between L Brands, Inc. and Victoria’s Secret & Co., dated August 2, 2021.

Amended and Restated Certificate of Incorporation of Victoria’s Secret & Co.

Amended and Restated Bylaws of Victoria’s Secret & Co.

4.1 4.2

Indenture, dated July 15, 2021, among Victoria’s Secret, the guarantors named therein and U.S. Bank National Association, as trustee.

Supplemental Indenture, dated August 2, 2021, among Victoria’s Secret, the guarantors named therein and U.S. Bank National Association, as trustee.

10.1	L Brands to VS Transition Services Agreement between L Brands, Inc. and Victoria’s Secret & Co., dated August 2, 2021.
10.2	VS to L Brands Transition Services Agreement between L Brands, Inc. and Victoria’s Secret & Co., dated August 2, 2021.
10.3	Tax Matters Agreement between L Brands, Inc. and Victoria’s Secret & Co., dated August 2, 2021.
10.4	Employee Matters Agreement between L Brands, Inc. and Victoria’s Secret & Co., dated August 2, 2021.
10.5	Domestic Transportation Services Agreement between Mast Logistics Services, LLC and Victoria’s Secret & Co., dated August 2, 2021.
10.6	First Lien Credit Agreement by and among Victoria’s Secret & Co. and the Lenders named therein and JP Morgan Chase Bank, N.A., dated August 2, 2021.
10.7	Revolving Credit Agreement by and among Victoria’s Secret & Co. and the Lenders named therein and JPMorgan Chase Bank, N.A., dated August 2, 2021.
10.8	Victoria’s Secret & Co. 2021 Cash Incentive Compensation Performance Plan.
99.1	Press release issued by Victoria’s Secret & Co. dated August 3, 2021, announcing the completion of the Separation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORIA’S SECRET & CO.
Date: August 3, 2021	By:	/s/ Tim Johnson
Name: Tim Johnson
Title: Chief Financial Officer